UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 13, 2021

Date of Report (Date of earliest event reported)

PEDRO’S LIST INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55210	32-0450509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

797 South First Street. Fulton, NY	13069
(Address of principal executive offices)	(Zip Code)

(315) 701-1031

Registrant’s telephone number, including area code

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 13, 2020, Quest Management, Inc., a Nevada corporation (the “Company”) entered into a Merger Agreement and Plan of Merger (the “Merger Agreement”) with its newly formed and wholly owned subsidiary, Quest Management Name Change Subsidiary, Inc., a Nevada corporation (“Merger Sub”), for the sole purpose of changing its name to “Pedro’s List, Inc.” That same day the Company filed Articles of Merger (the “Articles of Merger”) with the Nevada Secretary of State, merging the Merger Sub into the Company, which were stamped effective as of October 13, 2020. As permitted by the Section 92.A.180 of the Nevada Revised Statutes, the sole purpose and effect of the filing of Articles of Merger was to change the name of the Company to “Pedro’s List, Inc.” A copy of the Merger Agreement and the Articles of Merger are attached hereto as Exhibits 2.1 and 3.1 respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description___________________________________________________________

2.1	Merger Agreement and Plan of Merger between Quest Management, Inc. and Quest Management Name Change Subsidiary, Inc.

3.1	Articles of Merger between Quest Management, Inc. and Quest Management Name Change Subsidiary, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST MANAGEMENT INC.

DATE: October 14, 2021	By:	/s/ Andrew Birnbaum
	Name:	Andrew Birnbaum
	Title:	Chief Executive Officer